EXHIBIT 99.01

Nate’s Food Co. Announces It Has Begun Production On Its New Production Line.

Los Angeles, California, October 31, 2014 – Nate’s Food Co. (OTC: NHMD) announced today that is has commenced manufacturing Nate’s Pancakes on its new production line.  The Company has uploaded photos of the Company’s product running through the new production line.  The photos can be found at http://www.natesfoodco.com/photos/.

The new production line will assist the Company is making product for its current orders and provide samples of its current products and products in production to food brokers.

About Nate’s Food Co.

Nate’s Homemade pancake and waffle batter are a ready-to-use, pre-mixed pancake and waffle batter delivered in a pressurized can. Our pre-made batter makes light and airy pancakes or waffles that are fun for the entire family to make together, and are a great way to start your day. With no preparation and no clean-up, we’ve made making breakfast easier for your busy mornings.

Notice Regarding Forward-Looking Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual and interim reports.

Contacts:

Nate’s Food Co.

Nate Steck

(661) 418-7842

info@nhmd.net